Filed pursuant to Rule 424(b)(5)
Registration No. 333-288361

PROSPECTUS SUPPLEMENT

(To the Prospectus dated July 3, 2025)

Bakkt Holdings, Inc.

(to be renamed Bakkt, Inc.)

Up to $300,000,000

Class A Common Stock

We have entered into a Sales Agreement, dated January 16, 2026 (the “Sales Agreement”), with The Benchmark Company, LLC, Virtu Americas LLC, Clear Street LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Macquarie Capital (USA) Inc., Rosenblatt Securities Inc. and Roth Capital Partners, LLC (each, a “Sales Agent” and together, the “Sales Agents”), relating to the sale of shares of our Class A common stock, $0.0001 par value per share (“Common Stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $300,000,000 from time to time.

Sales of shares of our Common Stock under this prospectus supplement and the accompanying prospectus, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and block trades. The Sales Agents are not required to sell any specific number or dollar amount of shares of our Common Stock. The Sales Agents have agreed to use their commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms among the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We also may sell shares to one or more of the Sales Agents as principals for their own accounts, at a price agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with the applicable Sales Agent setting forth the terms of such transaction, and we intend to describe this agreement in a separate pricing supplement.

Each of the Sales Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to up to 3% of the gross sales price per share sold. In connection with the sale of Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each of the Sales Agents will be deemed to be underwriting commissions or discounts. The shares of our Common Stock will be sold through only one Sales Agent on any given day. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for additional information regarding compensation to be paid to each of the Sales Agents.

The offering of shares of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock having an aggregate sales price of $300,000,000 pursuant to the Sales Agreement or (2) the termination of the Sales Agreement in accordance with its terms.

The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.” The proceeds we receive from sales of shares of our Common Stock, if any, will depend on the number of shares actually sold and the offering price of such shares, which shall be agreed upon at the time of sale.

Our Common Stock is traded on the NYSE under the symbol “BKKT.” On January 16, 2026, the last reported sales price of our Common Stock on the NYSE was $21.41 per share.

Investing in our Common Stock involves risks. You should read carefully and consider “Risk  Factors” included in this prospectus supplement on page S-4 and in our accompanying prospectus beginning on page 6 and in the documents that are incorporated by reference into this prospectus supplement before investing in our Common Stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Benchmark, a StoneX Company	Virtu Financial

Clear Street	Cohen & Company Capital Markets	Macquarie Capital	Rosenblatt	Roth Capital Partners

The date of this prospectus supplement is January 20, 2026.

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PROSPECTUS SUPPLEMENT

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PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated July 3, 2025, included in the registration statement on Form S-3 (No. 333-288361). Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Sales Agents are making an offer to sell the Common Stock in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Bakkt” refer to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Incorporation of Certain Information by Reference.”

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus may include, for example, statements about:

•	this offering of shares of Common Stock;

•	our future financial performance and operating results;

•	changes in the market for our products and services;

•	the growth of the digital asset industry and the regulatory environment for digital assets;

•	the expected impacts from the adoption of our investment policy (“Investment Policy”) and related digital asset treasury strategy; and

•	expansion plans, strategic initiatives and opportunities.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to grow and manage growth profitably;

•	our ability to complete our acquisition of Distributed Technologies Research Global Ltd. (“DTR”);

•	whether we will be able to successfully integrate our operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for digital assets and digital stablecoin payments;

•	changes in our business strategy;

•

our adoption of the updated Investment Policy and related treasury strategy, including our ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets and investees;

•	the price of digital assets, including Bitcoin;

S-iii

•

risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for its digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our strategy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on its digital asset holdings subjecting us to the corporate alternative minimum tax;

•

legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our Investment Policy and related treasury strategy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

•

the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to our digital assets;

•

the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if we elect to hold its digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of our digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our Investment Policy and related treasury strategy;

•	our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs;

•	our ability to raise capital and investments in us, including by our Chief Executive Officer;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

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•	changes in the markets that we target;

•

volatility and disruptions in the digital asset, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding digital assets, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and digital assets;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•

the possibility, as a result of our lack of control over DTR, that DTR will not continue to make available, support or develop technology currently licensed pursuant to the existing commercial agreement with DTR;

•	our ability to maintain the listing of its securities on NYSE; and

•

other risks and uncertainties indicated in this prospectus supplement and the accompanying prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, and the risks regarding our adoption of the Investment Policy set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on June 10, 2025.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, including the matters set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, and the risks regarding our adoption of the Investment Policy set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on June 10, 2025.

Company Overview

Founded in 2018, Bakkt builds next-generation digital financial infrastructure that enables institutional entry in Bitcoin, tokenization, stablecoin payments and AI-driven finance.

Our solutions include:

•

Bakkt Markets. Bakkt Markets enables institutions to launch secure, compliant, and advanced digital asset brokerage and trading capabilities through a plug-and-play platform that provides global digital asset capabilities without needing to build in-house.

•

Bakkt Agent. Bakkt Agent uses an intelligent agent swarm to provide institutions with instant access to Bakkt’s key infrastructure layer, including onboarding, virtual accounts, stablecoin rails, and global payouts.

•

Bakkt Global. Bakkt Global enables geographic diversification into high-growth, liquid markets with high barriers to entry. For instance, Bakkt has made a significant investment in Bitcoin Japan Corporation (listed on the Tokyo Stock Exchange (TSE: 8105)) to expand institutional access in Japan.

Corporate Information

Our principal executive offices are located at One Liberty Plaza, One Liberty Street, Suite 305-306, New York, New York 10006. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Issuer	Bakkt Holdings, Inc.

Common Stock offered by us	Shares of our Class A common stock, $0.0001 par value per share, having an aggregate offering price of up to $300,000,000.

Common Stock Outstanding prior to Offering	25,529,359 shares of Common Stock.

Common Stock Outstanding after this Offering	39,808,273 shares of Common Stock assuming the sale of up to 14,278,914 shares at a price of $21.01 per share, which was the closing price per share of our Common Stock on the NYSE on January 14, 2026. The actual number of shares of Common Stock issued will vary depending on the sales prices under this offering. The number of shares of our Common Stock to be outstanding immediately after this offering is based on 25,529,359 shares of Common Stock outstanding as of January 14, 2026. This figure excludes, as of that date, 285,615 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the NYSE; 2,404,317 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under the our 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”); 1,954,866 shares of Common Stock for the exercise of a one-time grant of options to select members of management to purchase shares of the Company’s Common Stock; 1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants; 864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants; 815,282 shares of Common Stock reserved for the exercise of an inducement grant provided to Akshay Naheta in connection with his appointment as an officer of the Company; and the shares of Common Stock to be issued to the beneficial owners of DTR shares in connection with the Company’s acquisition of DTR, which will be equal to 31.5% of the aggregate number of shares of the Company’s Common Stock that are issued and outstanding immediately prior to the closing of the Company’s acquisition of DTR (the “DTR Closing”) plus the aggregate number of shares of the Company’s Common Stock issuable upon full exercise or conversion of any options, warrants or other convertible derivative securities that are outstanding immediately prior to the DTR Closing, on an as-converted basis, but excluding any warrants to purchase shares of the Common Stock (such number of shares, the “DTR Acquisition Share Consideration”).

Manner of offering	“At the market offering” that may be made from time to time through our Sales Agents. We may also sell shares to one or more of the Sales Agents as principal for their own accounts. See “Plan of Distribution” on page S-13.

Use of proceeds	We currently intend to use the net proceeds from this offering, if any, for working capital and for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves risk, and prospective investors should consider the risks and uncertainties set forth under “Risk Factors” in the prospectus supplement and the accompanying prospectus and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, its quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, and the risks regarding the Company’s adoption of its Investment Policy set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 10, 2025.

NYSE trading symbol	Our Common Stock is listed on the NYSE under the symbol “BKKT”.

The number of shares of our Common Stock to be outstanding after this offering discussed in this prospectus supplement is based on 25,529,359 shares of our Common Stock outstanding. See the section entitled “Dilution” beginning on page S-8 of this prospectus supplement for a more detailed discussion of the dilution you could incur if you purchase shares of Common Stock in this offering.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, including the matters set forth under this “Risk Factors” section and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q for the quarter ended March 31, 2025, the quarter ended June 30, 2025 and the quarter ended September 30, 2025, and the risks regarding our adoption of the Investment Policy set forth in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on June 10, 2025. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Risks Related to this Offering

If you purchase shares of Common Stock in this offering, you may experience immediate dilution of your investment.

The offering price per share of Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 14,278,914 shares of our Common Stock are sold during the term of the Sales Agreement with the Sales Agent at a price of $21.01 per share, the last reported sale price of our Common Stock on the NYSE on January 14, 2026, for aggregate net proceeds of approximately $288.7 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $11.86 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding options and warrants, and vesting and settlement of restricted stock units, performance-based restricted stock units and other equity incentive awards that may be settled into shares of our Common Stock, and issuance of additional shares of our Common Stock or other securities that are convertible into or exchangeable or exercisable for shares of our Common Stock from time to time, including pursuant to equity-incentive plans, as consideration for acquisitions or otherwise, may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares of Common Stock we will issue under the Sales Agreement and the aggregate net proceeds resulting from such issuances, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number and per share price of the shares of Common Stock that are sold by the Sales Agents after delivering a placement notice will fluctuate based upon a number of factors, including the market price per share of our Common Stock during the sales period, any limits we set with the Sales Agents in the applicable placement notice and the demand for our Common Stock. Because the number of shares that are sold through the Sales Agents and the price per share of each share of Common Stock sold in this offering will fluctuate based on the market price per share of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares of our Common Stock that will be ultimately issued or the aggregate net proceeds to be raised in connection with sales under this offering.

The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of our Common Stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of our Common Stock as a result of share sales made at prices lower than the prices they paid.

We may issue Common Stock as consideration for strategic acquisitions or investments, including the DTR Acquisition, which may result in dilution of your investment.

We may issue shares of our Common Stock or other securities from time to time as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. We cannot predict the size of future issuances of our Common Stock or the effect, if any, that future sales and issuances of Common Stock would have on the market price of our Common Stock. If any such acquisition or investment is significant, the number of shares of Common Stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our shareholders. We may also grant registration rights covering shares of our Common Stock or other securities that we may issue in connection with any such acquisitions and investments.

For example, on January 11, 2026, Bakkt Opco Holdings, LLC (“Opco”), a Delaware limited liability company and wholly owned subsidiary of the Company, entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Opco, the Company, DTR, and Akshay Naheta (Mr. Naheta or the “Seller”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company will acquire DTR (the “DTR Acquisition”) by issuing to the DTR Holders (as defined below) the DTR Acquisition Share Consideration to the Seller and other beneficial owners of DTR shares (the “DTR Holders”). The DTR Acquisition is subject to the approval of the Company’s shareholders. If the DTR Acquisition is approved by the Company’s shareholders, the DTR Acquisition Share Consideration will be issued and your investment will be diluted.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We currently intend to use the net proceeds from this Offering for working capital and for general corporate purposes. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we will use the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause the price per share of our Common Stock to decline.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it, or on terms that would be acceptable to us.

We may need to raise funds in the future to execute our business plan. We may seek to raise additional capital to fund or expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

The market price of our securities may be volatile.

The trading market for our securities has in the past been and could in the future be impacted by market volatility. During the 12 months ended January 16, 2026, the market price of our Common Stock has ranged from a high of $49.79 per share to a low of $6.81 per share. This market volatility could reduce the market price of our securities without regard to our operating performance. In addition, the trading price of our Common Stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the digital asset industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for our securities to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our Common Stock will provide a return to stockholders.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $300,000,000 from time to time pursuant to the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of Common Stock under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use the net proceeds from this offering, if any, for working capital and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The Sales Agreement provides that we may offer and sell up to 14,278,914 shares of our Common Stock from time to time through the Sales Agents for the offer and sale of such Common Stock. The table below assumes that we will sell 14,278,914 shares available under the Sales Agreement at a price of $21.01 per share (the last reported sale price per share of our Common Stock on January 14, 2026) but there is no guarantee that there will be any sales of our Common Stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our Common Stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $21.01, depending on the market price of our Common Stock at the time of any such sale.

The following table sets forth our capitalization as of September 30, 2025:

•	on an actual basis; and

•

on a pro forma basis to give effect to (i) the assumed sale of up to 14,278,914 shares of our Common Stock in this offering at an assumed public offering price of $21.01 per share (the last reported closing price of our Common Stock on January 14, 2026), (ii) 2,000,000 shares of Common Stock issued upon the exercise of a one-time grant of options to select members of management; (iii) 1,619,143 shares issued upon the exercise of an inducement grant provided to Akshay Naheta in connection with his appointment as an officer of the Company; (iv) 1,118,592 shares of Common Stock issued under the Company’s Omnibus Incentive Plan; and (v) the conversion and exchange of all the Company’s outstanding shares of Class V common stock, par value $0.0001 per share (“Class V Common Stock”), into shares of Common Stock in connection with an internal reorganization.

	As of September 30, 2025
	Actual	As Adjusted
	(in thousands of U.S. dollars, except share data)
Cash and cash equivalents	$58,319	$367,019
Restricted cash(1)	6,117	6,117
Equity:
Class A Common Stock ($0.0001 par value, 560,000,000 shares authorized, 16,466,495 shares issued and outstanding as of September 30, 2025 and 42,637,709 shares pro forma as of the date of this prospectus supplement	2	4
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,174,575 shares issued and outstanding as of September 30, 2025 and 0 shares pro forma as of the date of this prospectus supplement	1	—
Additional paid-in capital	934,896	1,296,969
Accumulated other comprehensive loss	(603)	(603)
Accumulated deficit	(819,902)	(859,106)
Total stockholders’ equity	114,394	437,264
Non-controlling interest	14,170	—
Total equity	128,564	437,264
Total capitalization	$193,000	810,400

(1)	Restricted cash is held to satisfy certain minimum capital requirements pursuant to regulatory requirements, or as collateral for insurance contracts and our purchasing card facility.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 25,529,359 shares of Common Stock outstanding as of January 14, 2026. This figure excludes, as of that date, 285,615 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the NYSE; 2,404,317 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under the Omnibus Incentive Plan; 1,954,866 shares of Common Stock for the exercise of a one-time grant of options to select members of management to purchase shares of the Company’s Common Stock; 1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants; 864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants; 815,282 shares of Common Stock reserved for the exercise of an inducement grant provided to Akshay Naheta in connection with his appointment as an officer of the Company; and the DTR Acquisition Share Consideration.

DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our Common Stock are described in the “Description of Securities” attached as Exhibit 99.1 to our Current Report on Form 8-K12B filed on November 3, 2025 and are incorporated herein by reference.

DILUTION

If you purchase shares of Common Stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of Common Stock and the as adjusted net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of September 30, 2025 was approximately $58.4 million, or $2.47 per share of the aggregate of our outstanding shares of Common Stock and our outstanding shares of Class V Common Stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, intangible assets and operating leases. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock and Class V Common Stock outstanding.

After giving effect to the assumed sale by us of an aggregate of $300,000,000 in shares of Common Stock in this offering at an assumed offering price of $21.01 per share, which was the last reported sale price of our Common Stock on the NYSE on January 14, 2026, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $347.1 million, or $9.15 per share of Common Stock. This represents an immediate increase in the net tangible book value of $6.68 per share to our existing stockholders and an immediate dilution in the net tangible book value of $11.86 per share of Common Stock to investors purchasing Common Stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed offering price per share of Common Stock	$21.01
Net tangible book value per share as of September 30, 2025	$2.47
Increase in net tangible book value per share attributable to this offering	$6.68
Net tangible book value per share as of September 30, 2025 as adjusted after this offering	$9.15
Dilution per share to new investors participating in this offering	$11.86

The table above assumes for illustrative purposes that an aggregate of $300,000,000 in shares of our Common Stock are sold at a price of $21.01 per share, which was the last reported sale price of our Common Stock on the NYSE on January 14, 2026. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $21.01 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $300,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after the offering to $9.52 per share and would increase the dilution in the net tangible book value per share to investors purchasing Common Stock in this offering to $12.49 per share. A decrease of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $21.01 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $300,000,000 is sold at that price, would decrease our net tangible book value per share after the offering to $8.79 per share and would decrease the dilution in the net tangible book value per share to investors purchasing Common Stock in this offering to $11.22 per share.

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 25,529,359 shares of Common Stock outstanding as of January 14, 2026. This figure excludes, as of that date, 285,615 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the

NYSE; 2,404,317 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under the Omnibus Incentive Plan; 1,954,866 shares of Common Stock for the exercise of a one-time grant of options to select members of management to purchase shares of the Company’s Common Stock; 1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants; 864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants; 815,282 shares of Common Stock reserved for the exercise of an inducement grant provided to Akshay Naheta in connection with his appointment as an officer of the Company; and the DTR Acquisition Share Consideration.

To the extent that any outstanding options or warrants are exercised, restricted stock units or performance-based restricted stock units and vest and are settled, and other equity incentive awards that may be settled into shares of our Common Stock are issued in the future at a price less than the public offering price, there will be further dilution to the investors.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

This section summarizes certain United States federal income tax consequences of the ownership and disposition of our Common Stock issued pursuant to this offering by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our Common Stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds our Common Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our Common Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our Common Stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Dividends

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any dividends to holders of our Common Stock in the foreseeable future. However, if we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our Common Stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our Common Stock (and will reduce your basis in such Common Stock), and, to the extent such portion exceeds your tax basis in our Common Stock, the excess will be treated as gain from the taxable disposition of our Common stock, the tax treatment of which is discussed below under “Gain on Disposition of our Common Stock.”

Except as described below, dividends paid to you on our Common Stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the financial institution or other withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the financial institution or other withholding agent:

•

a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may generally obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment or fixed base that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States persons.

If you are a corporate non-U.S. holder for U.S. federal income tax purposes, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of our Common Stock

You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our Common Stock unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment or fixed base that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•

you are an individual, you hold our Common Stock as a capital asset, you are present in the United States for a period or periods aggregating to 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our Common Stock is not regularly traded on an established securities market (within the meaning of the applicable Treasury Regulations) during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned due to the application of constructive ownership rules, at any time within the five-year period preceding the disposition or your holding period in our Common Stock, whichever period is shorter, more than 5% of our Common Stock.

If the gain from the taxable disposition of shares of our Common Stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment or fixed base that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States persons. If you are a corporate non-U.S. holder for U.S. federal income tax purposes, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

If the third bullet point above applies to you, then gain you realize will be subject to U.S. federal income tax at generally applicable U.S. federal income tax rates. In addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for the U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our Common Stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our Common Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). FATCA withholding was scheduled to apply to gross proceeds from the disposition of property that produces U.S.-source dividends (such as our Common Stock) beginning on January 1, 2019. However, Treasury Regulations were proposed which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock. Although the proposed Treasury Regulations are not final, taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Information Reporting and Backup Withholding

Withholding agents are generally required to report payments of dividends on our Common Stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our Common Stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of our Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

General

We have entered into a Sales Agreement with The Benchmark Company, LLC, Virtu Americas LLC, Clear Street LLC, Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, Macquarie Capital (USA) Inc., Rosenblatt Securities Inc. and Roth Capital Partners, LLC, pursuant to which we may issue and sell from time to time shares of our Common Stock having an aggregate offering price of up to $300,000,000 through the Sales Agents, acting as our agents, or directly to one or more Sales Agents, acting as principals. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement. If we sell our Common Stock to any Sales Agent, acting as principal, we will enter into a separate agreement setting forth the terms of such transaction and, to the extent required by applicable law, we will describe this agreement in a separate prospectus supplement or pricing supplement.

Sales, if any, of our Common Stock under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act, including by means of ordinary brokers’ transactions, to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions (including block transactions), or through a combination of any such methods of sale. The Sales Agents may also sell our Common Stock by any other method permitted by law.

The shares of Common Stock may be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We cannot predict the number of shares of our Common Stock that we may sell under the Sales Agreement on the NYSE or any other trading market for our Common Stock in the United States, or if any Common Stock will be sold at all.

Upon receipt of written instructions from us and subject to the terms and conditions of the Sales Agreement, the applicable Sales Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell on our behalf the shares of our Common Stock. We will instruct a Sales Agent as to the maximum amount of Common Stock to be sold by such Sales Agent pursuant to such instructions. We may instruct such Sales Agent not to sell any Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or any Sales Agent, with respect to itself only, may suspend the offering of our Common Stock by notifying the other party.

A Sales Agent will provide to us written confirmation no later than the opening of the trading day on the NYSE following the trading day on which shares of Common Stock are sold under the Sales Agreement. Each confirmation will include the number of shares of Common Stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable Sales Agent. We will report at least quarterly the number of shares of Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us (before expenses) and the compensation paid by us to the Sales Agents in connection with the sales of shares of Common Stock.

We will pay each Sales Agent commissions for its services in acting as agent and/or principal in the sale of our Common Stock. Each Sales Agent will be entitled to compensation that will not exceed, but may be lower than, a commission rate of up to 3% of the gross sales price per share of Common Stock sold to or through such agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and expenses of their legal counsel in an amount not to exceed $75,000 in connection with the execution of the Sales Agreement and $10,000 per calendar quarter thereafter and certain ongoing expenses. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $2,300,000.

Settlement of any sales of Common Stock will occur on the first trading day following the date on which such sales were made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree.

We or the Sales Agents may suspend the offering upon notice and subject to other conditions. The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of the shares of our Common Stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement by us or the Sales Agents as provided therein. This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Sales Agents, and the Sales Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

The Sales Agents will use commercially reasonable efforts, consistent with their sales and trading practices, to sell on our behalf all of the shares of our Common Stock requested to be sold by us under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

We may engage in investment banking, brokerage and other dealings with the Sales Agents and their affiliates in the ordinary course of business and we expect that the Sales Agents and their affiliates will receive customary fees and commissions for their services in connection with these transactions.

Other Activities and Relationships

The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and certain of their respective affiliates have, from time to time, provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Listing

Our Common Stock is listed on NYSE under the symbol “BKKT”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. Its mailing address is 28 Liberty Street, 53rd Floor, New York, NY 10005 and its telephone number is (800) 937-5449.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares of Common Stock offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares of Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the offering which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of Common Stock may be offered to the public in that Relevant State at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the applicable Sales Agent(s) for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the Sales Agents to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the applicable Sales Agent(s) has been obtained to each such proposed offer or resale.

We, the Sales Agents and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the applicable Sales Agent(s) of such fact in writing may, with the prior consent of the applicable Sales Agent(s), be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No shares of Common Stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Common Stock which has been approved by the Financial Conduct Authority, except that the shares of Common Stock may be offered to the public in the United Kingdom at any time:

A.	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the applicable Sales Agent(s) for any such offer; or

C.	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the Sales Agents to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the applicable Sales Agent(s) has been obtained to each such proposed offer or resale.

We, the Sales Agents and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the applicable Sales Agent(s) of such fact in writing may, with the prior consent of the applicable Sales Agent(s), be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares of Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Sales Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

The validity of the shares of our Common Stock offered by this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Reed Smith LLP, New York, New York.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K), as supplemented by the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt Holdings, Inc., at December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2024, as supplemented by the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 10, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March  20, 2025 (our “Annual Report”), as supplemented by our Current Report on Form 8-K filed with the SEC on December 10, 2025 solely to recast certain financial information and related disclosures included in our Annual Report;

•

the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into the Annual Report, filed with the SEC on April 28, 2025;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 12, 2025, June  30, 2025, filed with the SEC on August 11, 2025, and September  30, 2025, filed with the SEC on November 12, 2025;

•

our Current Reports on Form  8-K filed with the SEC on March  17, 2025, March  20, 2025, March  31, 2025, April  22, 2025, June  10, 2025 (other than information furnished rather than filed), June  10, 2025, June  13, 2025, June  20, 2025, July  28, 2025 (other than information furnished rather than filed), July 30, 2025 (other than information furnished rather than filed), August  6, 2025 (other than information furnished rather than filed), August  8, 2025, August  12, 2025, August  29, 2025, September  15, 2025, September  22, 2025, October  1, 2025 (other than information furnished rather than filed), October  8, 2025, October  14, 2025, October  20, 2025 (other than information furnished rather than filed), October  21, 2025, October  22, 2025, October  31, 2025 (other than information furnished rather than filed), November  3, 2025, November  3, 2025, November  14, 2025, November  24, 2025, December  10, 2025, January  12, 2026 and January  20, 2026 and our Current Report on Form 8-K/A filed with the SEC on November 7, 2025; and

•

the description of our securities attached as Exhibit 99.1 to our Current Report on Form 8-K12B filed with the SEC on November 11, 2025, including any other amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and Current Reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Bakkt Holdings, Inc. at www.sec.gov/EDGAR. You may also access our reports and proxy statements free of charge at our website, www.bakkt.com, which website is not incorporated into this prospectus supplement.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

One Liberty Plaza,

One Liberty Street, Suite 305-306

New York, New York 10006

(678) 534-5849

PROSPECTUS

Bakkt Holdings, Inc.

$1,000,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and our public warrants to purchase Class A Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbols “BKKT” and “BKKT WS,” respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities. In addition, please carefully read the information under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

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Our crypto trading platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience. We enable clients in various industries to provide their customers with the ability to transact in crypto directly in their trusted environments.

Loyalty

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We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences. In March 2025, we announced our investigation of strategic alternatives for our loyalty business as we work to realign our business with a crypto focus. As we explore our options, including a potential sale or wind-down, we expect to reduce efforts to promote and grow this business.

Cooperation Agreement

In March 2025, we entered into a Cooperation Agreement with Distributed Technologies Research Global Ltd. (“DTR”) and Akshay Naheta, the sole stockholder of DTR (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, DTR will provide us with certain exclusive payment processing technology, APIs and infrastructure to be integrated into our platform for the enablement of global payments processing services in the jurisdictions where we operate.

Updated Investment Policy

In June 2025 we updated our investment policy (“Investment Policy”) to enable us to allocate capital into Bitcoin and other digital assets as part of our broader treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin or other digital assets using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the limitation set forth in our Investment Policy. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin or other digital assets or otherwise in accordance with the our Investment Policy. To date, we have not purchased any Bitcoin or other digital assets pursuant to our updated Investment Policy. There can be no assurance that we will enter into any such transactions. The timing and magnitude of any such transactions will depend on market conditions, capital market receptivity, business performance and other strategic considerations.

There are risks associated with our Investment Policy, which may cause our business, financial condition, results of operations and future prospects to be materially adversely affected. For further details regarding the risks of implementing our strategy, refer to “Risk Factors Related to the Update of our Investment Policy,” which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2025 which is incorporated by reference herein.

Risk Factors Summary

Investing in our securities involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations and future prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform has been designed to meet the needs of our clients and customers, and as such we must continually invest in our platform to meet their evolving needs as we look to grow our business.

•	We have limited operating history and a history of operating losses.

•

If we are unable to attract, retain or grow our relationships with our existing clients, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

•

Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

•

A large percentage of our revenue is concentrated with a single client that has notified us it will not be renewing its agreement with us. The loss of this client will materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

•	We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions and integration of these acquisitions may disrupt our business and management.

•

In the past, we have identified conditions and events that raised substantial doubt about our ability to continue as a going concern and it is possible that we may identify conditions and events in the future that raise substantial doubt about our ability to continue as a going concern.

•

We may not realize the expected benefits under the Cooperation Agreement with DTR, including failing to enter into a commercial agreement with or successfully integrating our platform with DTR’s technology, and may be unable to successfully negotiate the terms to acquire DTR, either of which could adversely affect our business, financial condition and results of operations.

Risks Related to Crypto and Our Investment Policy

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

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Crypto custodial solutions and related technology, including our systems and custodial arrangements, are subject to risks related to a loss of funds due to theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues, the loss, destruction or other compromise of our private keys and a lack of sufficient insurance.

•	Our failure to safeguard and manage our and our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

•

Our financial results and the market price of our securities are expected to be affected by fluctuations in the price of digital assets we may acquire in accordance with our Investment Policy, including Bitcoin, which are highly volatile assets.

•

Our quarterly financial results may fluctuate significantly, including because we account for digital assets we hold at fair value, which may subject us to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

•	Our ability to time the price of any purchases of Bitcoin and other digital assets we may acquire in accordance with our Investment Policy will be limited.

•

A significant decrease in the market value of any digital assets we may acquire in accordance with our Investment Policy could adversely affect our ability to satisfy financial obligations, including any debt financings.

•

Upon implementation of our Investment Policy, competition by other digital asset companies and the availability of spot exchange-traded products for Bitcoin and other digital assets may adversely affect our business, financial condition, results of operations and future prospects.

•	Any digital assets we may acquire in accordance with our Investment Policy may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

•

The regulatory regimes governing blockchain technologies and crypto are uncertain and may change rapidly. New regulations or policies may alter or significantly adversely affect our business practices with respect to crypto assets, and we may need to adapt our business to regulatory change quickly to succeed.

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A crypto asset’s status as a “security” in any relevant jurisdiction is currently subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

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If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell Class A Common Stock, preferred stock, debt securities, warrants and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock

We may offer shares of our Class A Common Stock either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of Class A Common Stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, you should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services; and

•	the expected impacts from the adoption of our updated Investment Policy.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to continue as a going concern;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with DTR;

•

finalizing the proposed commercial agreement with DTR, including whether such agreement will be executed on terms favorable to us or if at all, or be completed on the expected timeline, and whether we will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for crypto currencies and digital stablecoin payments;

•	changes in our business strategy, including our adoption of the updated Investment Policy;

•	the price of digital assets, including Bitcoin;

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risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our updated Investment Policy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

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legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our updated Investment Policy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

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the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual-form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

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if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our updated Investment Policy;

•

our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs and continued access to the line of credit provided by Intercontinental Exchange Holdings, Inc.;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•

volatility and disruptions in the crypto, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding crypto currencies, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our ability to successfully complete a strategic transaction of the Loyalty business;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	the uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the New York Stock Exchange; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or Class A Common Stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities before the original issue date for your securities, you may be required to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K) have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt Holdings, Inc., at December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, that are incorporated by reference into our Annual Report;

•

our Current Reports on Form  8-K, filed with the SEC on March  17, 2025, March  20, 2025, March  31, 2025, April  22, 2025, June  10, 2025, June  10, 2025, June  13, 2025 and June 20, 2025 and our Current Report on Form  8-K/A filed with the Commission on March 20, 2025; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Bakkt Holdings, Inc.

(to be renamed Bakkt, Inc.)

Up to $300,000,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

Benchmark, a StoneX Company	Virtu Financial

Clear Street	Cohen & Company Capital Markets	Macquarie Capital	Rosenblatt	Roth Capital Partners

January 20, 2026